EXHIBIT 23.1

Tel: +27 011 488 1700 Fax: +27 010 060 7000 www.bdo.co.za	Wanderers Office Park 52 Corlett Drive Illovo, 2196 Private Bag X60500 Houghton, 2041 South Africa

The Directors

Caledonia Mining Corporation Plc.

B006 Millais House

Castle Quay St Helier

Jersey JE2 3EF

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 15, 2024, relating to the consolidated financial statements of Caledonia Mining Corporation Plc. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Auditors, Transfer Agent and Registrar” in such Registration Statement.

/s/ BDO South Africa Incorporated

BDO South Africa Incorporated

Chartered Accountants (SA)

Wanderers Office Park

52 Corlett Drive

Illovo

2196

August 9, 2024

BDO South Africa Incorporated

Registration number: 1995/002310/21

Practice number: 905526

VAT number: 4910148685

Chief Executive Officer: LD Mokoena

A full list of all company directors is available on www.bdo.co.za

The company’s principal place of business is at The Wanderers Office Park, 52 Corlett Drive, Illovo, Johannesburg where a list of directors’ names is available for inspection. BDO South Africa Incorporated, a South African personal liability company, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.